Schedule A
                      To the Investment Advisory Agreement
                           Between HighMark Funds and
                        HighMark Capital Management, Inc.
                           Effective November 6, 2006

NAME OF FUND                                                       COMPENSATION*

U.S. Government Money Market Fund                                      0.30%
Diversified Money Market Fund                                          0.30%
100% U.S. Treasury Money Market Fund                                   0.30%
Bond Fund                                                              0.50%
California Tax-Free Money Market Fund                                  0.30%
Large Cap Growth Fund                                                  0.60%
Balanced Fund                                                          0.60%
Value Momentum Fund                                                    0.60%
California Intermediate Tax-Free Bond Fund                             0.50%
Small Cap Value Fund                                                   1.00%
Core Equity Fund                                                       0.60%
Small Cap Growth Fund                                                  1.15%
Large Cap Value Fund                                                   0.60%
National Intermediate Tax-Free Bond Fund                               0.50%
Income Plus Allocation Fund                                            0.20%
Growth & Income Allocation Fund                                        0.20%
Capital Growth Allocation Fund                                         0.20%
Diversified Equity Allocation Fund                                     0.20%
Short Term Bond Fund                                                   0.40%
Small Cap Advantage Fund                                               0.95%
International Opportunities Fund
         Up to $250 Million                                            0.95%
         Over $250 Million and not greater than $500 Million           0.90%
         Over $500 Million and not greater than $1 Billion             0.85%
         Over $1 Billion                                               0.80%
Cognitive Value Fund
         Up to $500 Million                                            0.75%
         Over $500 Million                                             0.70%
Enhanced Growth Fund
         Up to $500 Million                                            0.75%
         Over $500 Million and not greater than $1 Billion             0.70%
         Over $1 Billion                                               0.65%


HIGHMARK FUNDS             HIGHMARK CAPITAL MANAGEMENT, INC.

By: /s/ Phil Masterson                    By: /s/ Greg Knopf
   -------------------                       ---------------------
Title: Secretary                          Title: Managing Director
      ----------------                          ------------------
Date: 10/26/06                            Date: 10/24/06
     -----------------                         -------------------

* Reflects annual rate based on average daily net assets of the Fund. All fees are computed daily and paid monthly.